Exhibit 99.2

Contact:	Investor Relations: Ryan Kimball 916-321-1849 rkimball@mcclatchy.com

McCLATCHY ANNOUNCES DEBT TENDER OFFER

AND CONSENT SOLICITATION

SACRAMENTO, Calif., Nov. 28, 2012 — The McClatchy Company (NYSE-MNI) (“McClatchy” or the “Company”) announced today that it has commenced an offer to purchase for cash (the “Offer”) up to $700 million (the “Tender Cap”) of its outstanding 11.50% senior secured notes due 2017 (the “Notes”) and solicitation of consents relating to its outstanding Notes. The terms and conditions of the Offer are set forth in the Offer to Purchase and Consent Solicitation Statement dated November 28, 2012 (the “Offer to Purchase”) and the related Consent and Letter of Transmittal (the “Letter of Transmittal”). The consideration offered for the Notes subject to the Offer is set forth in the following table:

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap	Tender Offer Consideration	Early Tender Payment	Total Consideration
11.50% Senior Secured Notes due 2017	579489AE5	$846,000,000	$700,000,000	$1,073.40	$30.00	$1,103.40

Holders of Notes that are validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time on December 11, 2012 (the “Early Tender Date”) and who have validly delivered (and not validly revoked) consents to the proposed amendments (as described below) on or prior to the Early Tender Date will receive the amount set forth in the table above under the heading “Total Consideration” for each $1,000 principal amount of Notes tendered, which includes an early tender payment of $30 per $1,000 principal amount of Notes.  Holders of the Notes that are validly tendered (and not validly withdrawn) after the Early Tender Date and on or prior to the Expiration Date (as defined below) will receive the amount set forth in the table above under the heading “Tender Offer Consideration” for each $1,000 principal amount of Notes tendered, subject to proration under the terms of the Offer to Purchase. In addition to the Total Consideration or Tender Offer Consideration, as the case may be, payable in respect of Notes accepted for purchase, Holders of Notes accepted for purchase will receive accrued and unpaid interest on their purchased Notes from the last interest payment date to, but not including, the date of payment for purchased Notes.  The Offer is scheduled to expire at 11:59 p.m., New York City time, on December 26, 2012, unless extended (the “Expiration Date”).  The principal amount of the Notes purchased in the Offer from any individual Holder may be prorated (including in connection with an early settlement) as set forth in the Offer to Purchase.

In conjunction with the Offer, the Company is soliciting (the “Consent Solicitation”) from registered holders of Notes consents (the “Consents”) to proposed amendments to the indenture pursuant to which the Notes were issued. If the consents of at least two-thirds in aggregate principal amount of outstanding Notes (the “Requisite Consents”) are obtained in the Consent Solicitation in accordance with the provisions of the Offer on or prior to the Early Tender Date and the proposed amendments become operative, the proposed amendments would, among other things, amend certain of the restrictive covenants in the Indenture for the Notes to substantially conform the terms of the Notes to the terms of the proposed offering of senior secured debt (as defined below)(other than as to maturity, interest rate, redemption prices, redemption dates and similar pricing terms), to allow the Company to grant a lien on its assets to secure the senior secured debt that will rank pari passu with the lien securing the Notes and to allow certain other debt to have a prior right to proceeds from the collateral securing the Notes and the senior secured debt pursuant to a new intercreditor agreement.

Notes validly tendered pursuant to the Offer may be validly withdrawn and consents validly submitted pursuant to the Offer may be validly revoked at any time at or prior to the earlier to occur of (a) 5:00 p.m., New York City time, on December 11, 2012 or (b) the date and time the Company, the guarantors of the Notes and the trustee for the Notes execute a supplemental indenture implementing the proposed amendments following receipt of the Requisite Consents (the “Withdrawal Date”), but not thereafter, and Notes tendered after the Withdrawal Date may not be withdrawn; provided, however, that if the Company reduces the principal amount of, or the consideration for, Notes subject to the Offer or is otherwise required by law to permit withdrawals and revocations, then previously tendered Notes and submitted Consents may be validly withdrawn and revoked to the extent required by law.  If the Offer is terminated, Notes tendered will promptly be returned to the tendering Holders.

The Offer is subject to the receipt on or prior to the Early Tender Date of the Requisite Consents and the entry into a supplemental indenture to effect the proposed amendments, as well as to the general conditions set forth in the Offer to Purchase (including obtaining the Requisite Consents) and a financing condition with respect to the Company having sufficient funds to pay for Notes tendered from the incurrence by the Company of first-lien senior secured indebtedness (the “Senior Secured Debt”) that, when taken together with funds available under the Company’s senior credit facility and cash on hand, is sufficient to consummate the Offer.

This press release is neither an offer to purchase, nor a solicitation for acceptance of the offer. The McClatchy Company is making the Offer only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal.

The complete terms and conditions of the Offer is set forth in the Offer to Purchase and Letter of Transmittal that is being sent to holders of Notes. Holders are urged to read the tender offer documents carefully when they become available. Copies of the Offer to Purchase and Letter of Transmittal may be obtained from the Information Agent for the Offer, Global Bondholder Services Corporation, at 866-807-2200 (US toll-free) and 212-430-3774 (collect).

J.P. Morgan Securities LLC, BofA Merrill Lynch and Credit Suisse Securities (USA) LLC are the Dealer Managers and Consent Solicitation Agents for the Offer. Questions regarding the Offer may be directed to J.P. Morgan Securities LLC at (800) 245-8812, BofA Merrill

Lynch, Attention: Debt Advisory at (888) 292-0070 (toll-free) and (646) 855-3401 (collect) and Credit Suisse Securities (USA) LLC, Attention: Liability Management Group at (800) 820-1653 (toll-free) and (212) 538-7249 (collect).

About McClatchy:

The McClatchy Company is a leading media company, offering a wide array of print and digital news products in each of the markets it serves.  As the third largest newspaper company in the United States, McClatchy’s operations include 30 daily newspapers, community newspapers, websites, mobile news and advertising, niche publications, direct marketing, direct mail services and digital marketing solutions.  The company’s largest newspapers include The Miami Herald, The Sacramento Bee, Fort Worth Star-Telegram, The Kansas City Star, The Charlotte Observer and The News & Observer in Raleigh, N.C.  McClatchy is listed on the New York Stock Exchange under the symbol MNI.

Additional Information:

This press release contains forward-looking statements, as defined under the federal securities laws.  These forward-looking statements include statements regarding the Company’s expectation regarding launching and completing (subject to the conditions in the tender offer) of its Offer for the notes.  These forward-looking statements are not guarantees and are subject to risks, uncertainties and assumptions that could cause the timing of the Offer to Purchase and other tender documents, as well as launching and completing the Offer, to differ materially and adversely from the timing expressed in the forward-looking statements in this press release.  Factors that could cause actual results to differ materially include risks and uncertainties, including but not limited to risks associated with the preparation of such tender offer documents and the failure to meet one or more specified conditions set forth in the Offer to Purchase for the Offer.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the Company’s expectations as of the date hereof.  The Company undertakes no obligation to update these forward-looking statements as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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